Exhibit 10.6
MATCH TARGET LICENSE AGREEMENT
          THIS AGREEMENT made as of this 19th day of December, 2003, but effective January 1, 2004, by and between COLT’S MANUFACTURING COMPANY LLC (“LICENSEE”), a Delaware corporation, and COLT DEFENSE LLC (“DEFENSE”), a Delaware limited liability company.
Recitals
          A. DEFENSE manufactures and sells the products identified on Exhibit A attached hereto (collectively, “Products”) known generally as “match target rifles”. For purposes of this Agreement the “Match Target Business” consists of the manufacture and sale of Products solely to commercial or consumer (wholesale or retail) customers worldwide, excluding specifically any sales of the Products to officially organized and recognized armed forces or law enforcement agencies of any country or jurisdiction worldwide.
          B. Under the Match Target Agreement dated as of December 19, 2003, between LICENSEE and DEFENSE, LICENSEE is acquiring the Match Target Business from DEFENSE and will manufacture and sell the Products in connection therewith.
          C. DEFENSE is the owner of the trademarks described in Exhibit B attached hereto (the “DEFENSE Trademarks”).
          D. DEFENSE owns certain technical data and know-how described in Exhibit C attached hereto (the “Data”) used in the manufacture of the Products.
          E. LICENSEE desires to use the DEFENSE Trademarks and the Data in connection with the Match Target Business and DEFENSE is desirous of licensing the DEFENSE Trademarks and the Data to LICENSEE subject to the terms and conditions set forth below.
          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:
     1. TERM
          This Agreement shall become effective as of midnight, January 1, 2004 (the “Effective Date”) and shall continue to December 31, 2023. Thereafter, LICENSEE shall have the right to extend the term of this Agreement for successive five year periods by giving notice to DEFENSE of LICENSEE’s intent to extend no earlier than six months and no later than three months prior to the expiration date of the then current term. The provisions of this Section 1 shall be subject to Sections 2, 14 and 15.
     2. LICENSEE FEES
          (a) In payment for the initial twenty-year term of this Agreement LICENSEE has provided DEFENSE with certain consideration as separately agreed by the parties, and DEFENSE acknowledges the receipt and sufficiency thereof.
          (b) With each notice of extension of the term of this Agreement as described in Section 1, LICENSEE agrees to pay COLT $50,000, which shall constitute payment in full for such extension.

     3. GRANT OF LICENSES AND RIGHTS
          (a) Upon the terms and conditions set forth herein, DEFENSE hereby grants to LICENSEE, and LICENSEE hereby accepts, an exclusive, worldwide, sublicensable license (which is revocable under certain circumstances set forth below and assignable to the extent set forth in Section 9 of this Agreement) to use the Data in connection with the Match Target Business for the manufacture of the Products and to use the DEFENSE Trademarks in connection with the Match Target Business (i) in the marketing, promoting, advertising, sale and distribution of the Products; and (ii) as part of its rollmarks for the Products. The Data are confidential, and LICENSEE shall not (except as otherwise required by law) disclose the Data to any person (including without limitation any sublicensee) without the prior written consent of DEFENSE in each case; such consent shall not be unreasonably withheld, but DEFENSE may require that the Data not be disclosed except as necessary in connection with the manufacture of the Products and then only to persons who have agreed to maintain its confidentiality. The LICENSEE shall use the DEFENSE Trademarks only in the precise form in which the same appear in DEFENSE’s trademark registrations thereof, if any, or in such other forms as may be approved in writing by DEFENSE, shall use the DEFENSE Trademarks only on or in relation to the marketing and sale of the Products in connection with the Match Target Business, and shall use the DEFENSE Trademarks and the Data only pursuant to, and in strict accordance with, all of the terms and conditions of this Agreement.
          (b) Any sublicenses granted hereunder by LICENSEE shall be on terms consistent with the terms of this Agreement. Without limiting the foregoing, such sublicenses shall incorporate the substance of the provisions of paragraphs (a), (e), (d) and (e) of this Section 3 and of Sections 5, 6 and 16, and the sublicensees shall be subject to the obligations of LICENSEE as stated therein, and the term of such sublicenses shall not exceed the term of this Agreement.
          (c) LICENSEE acknowledges that no license is granted hereunder for the use of the DEFENSE Trademarks or the Data in connection with or directly or indirectly to manufacture, promote, publicize or otherwise encourage the sale of any product or service other than the Products in connection with the Match Target Business.
          (d) LICENSEE shall not use or permit the use of any other mark, name or identification on any goods or services, or on any packaging, advertising or display associated with any such goods or services, in such a manner or in such close proximity to said DEFENSE Trademarks as might be likely to cause confusion as to the identity or ownership of the DEFENSE Trademarks or to weaken or dilute the distinctive character of said DEFENSE Trademarks.
          (e) Nothing contained in this Agreement shall be construed to confer upon LICENSEE any right to have the DEFENSE Trademarks currently owned or owned hereafter by DEFENSE or its affiliates registered in the name of LICENSEE or otherwise vest in LICENSEE equitable or legal title in any DEFENSE Trademarks.
          (f) The exclusivity of the license granted in Section 3(a) shall apply to DEFENSE, meaning that DEFENSE shall not itself use, or license or otherwise permit any other party to use, the DEFENSE Trademarks on or in relation to any Products in connection with the Match Target Business. Except as expressly provided in this Section 3(f), nothing contained in this Agreement shall restrict or restrain DEFENSE from the free, unrestricted and unqualified right to use or grant licenses to any other licensees of the DEFENSE Trademarks currently owned or owned hereafter by DEFENSE, on or in relation to the use, sale, promotion and distribution of any goods or services, or otherwise to market or sell any goods or services.

          (g) DEFENSE represents and warrants that it owns all right, title and interest in and to the DEFENSE Trademarks and the Data; that as of the date of this Agreement it has no knowledge of any claim that any of the DEFENSE Trademarks or the Data, or the use thereof to manufacture or on any Product pursuant to the terms of this Agreement, infringes or will infringe on the rights of any other party; and that it has all power and authority necessary to grant the license described in this Agreement.
          (h) EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, DEFENSE IS DELIVERING THE DATA “AS IS” AND GIVES NO WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY AS TO THE DATA.
          (i) Because it is possible that distributor sales of the Products will not always be consistent with the provisions of Sections 3(a) and 3 (f), to the extent it proves necessary the parties will in good faith negotiate procedures for an allocation and assignment of revenues from distributor sales of Products to fairly reflect as far as may be reasonably practical the results that would have been obtained if such distributors had in all such sales acted consistently with such provisions.
          (j) DEFENSE acknowledges that LICENSEE is the owner of trademarks that contain “M4” and that this Agreement does not prejudice or limit LICENSEE’s ownership of and rights to use such trademarks, provided that LICENSEE does not violate the terms of this Agreement or infringe on any rights of DEFENSE.
     4. ARTWORK
          (a) Upon reasonable request by LICENSEE, DEFENSE shall supply LICENSEE with reasonable amounts of artwork comprising the DEFENSE standard licensing package, to the extent it has already been created, depicting the DEFENSE Trademarks for use in connection with the Products. The cost of providing copies of such artwork, and the cost of both producing and providing copies of artwork, which is specifically prepared for LICENSEE or the reproduction thereof, shall be paid by LICENSEE.
          (b) LICENSEE may produce, directly or, at its specific request and direction, by any other person approved by DEFENSE, any artwork LICENSEE needs in connection with this Agreement, and subject to obtaining DEFENSE approval pursuant to Section 5 may reproduce and use such artwork for the purposes set forth in and subject to the limitations and requirements imposed by this Agreement.
     5. APPROVALS AND QUALITY PROGRAM
          (a) LICENSEE shall, before disseminating any materials or Product containing or displaying or otherwise using the DEFENSE Trademarks, obtain DEFENSE’s written approval of such materials and the use of the DEFENSE Trademarks on the Product (which approval shall not be unreasonably withheld or delayed). LICENSEE shall furnish DEFENSE, free of cost, two (2) samples of each of the materials and two (2) sets of the Product or, when the latter is not practicable, shall make Product examples or models available to DEFENSE for inspection. All Products shall conform to the quality and workmanship of prototypes and/or designs, and any upgrades or new versions thereof, previously reviewed by DEFENSE and approved by it. LICENSEE shall cause to be used the best industry standard quality control procedures to ensure that the Products will consistently comply with the approved product quality standards. Under no circumstances shall LICENSEE be permitted to sell, distribute, give away or otherwise deal in any Product that bears a distortion of the DEFENSE Trademarks, or that does not comply with the highest quality standards and specifications or government laws, regulations, ordinances or enactments. Quality standards may not be reduced except upon written request by LICENSEE and upon written consent of DEFENSE.
          (b) After the approval of DEFENSE has been obtained, the materials and the Products produced and distributed by or on behalf of LICENSEE and its sublicensees may deviate from the samples or prototypes, provided that all Products shall at all times be of a quality and standard not less than that of the approved sample or prototype. In the event there is a decline in quality from the approved sample or prototype in the Products made or distributed by LICENSEE, DEFENSE shall have the right to take all actions which it deems necessary to ensure that Products manufactured or sold using the DEFENSE Trademarks are consistent with the reputation and prestige of the DEFENSE Trademarks as a designation for quality products, including the right in the reasonable exercise of its sole discretion to withdraw its approval of such Product and/or terminate this License Agreement pursuant to. Section 15.
          (c) LICENSEE warrants that (i) each Product shall be in compliance with all applicable federal, state and local laws and regulations and will be fit in the ordinary purposes for which it is intended to be used and will conform to all promises or affirmations of fact made on the container or label for such Product; (ii) there will be no design defect with respect to any of the Products; and (ii) all of the Products to the extent applicable, will contain adequate warnings presented in a reasonably prominent manner, in accordance with applicable laws and industry practice with respect to its contents and use. The foregoing is not to be construed to expand, nullify or contradict any limited warranty, exclusion or disclaimer made by LICENSEE to its customers or other third parties, and is for the sole benefit of DEFENSE.
          (d) LICENSEE shall at all times use and cause any other licensees to use the DEFENSE Trademarks, in a manner, and on or in relation to products, consistent with the reputation and quality heretofore associated with the DEFENSE Trademarks and the Products.
     6. PROPRIETARY RIGHTS MARKINGS
          LICENSEE shall cause to appear on all Products produced hereunder, and on associated tags, packaging and the like and on related promotional materials such legends, markings and notices as DEFENSE may reasonably request to evidence DEFENSE’s ownership of the DEFENSE Trademarks. Without limiting the foregoing, where Products or such materials bear DEFENSE Trademarks which are U.S. registered marks, such DEFENSE Trademarks shall be displayed with ® adjacent to the trademark
     7. GOODWILL
          (a) LICENSEE recognizes the great value of the goodwill associated with the DEFENSE Trademarks and acknowledges (A) that all intellectual property rights therein (including trademark and copyright) and goodwill attached thereto belong exclusively to DEFENSE, and (B) that the DEFENSE Trademarks have acquired secondary meaning in the minds of the public. LICENSEE agrees that any and all uses and sales by LICENSEE of the DEFENSE Trademarks under this Agreement shall inure to the benefit of DEFENSE and that neither such uses or sales nor anything contained in this Agreement shall give or assign to LICENSEE or any other person or entity any right, title or interest in the DEFENSE Trademarks, or in any properties owned by DEFENSE, which are not licensed hereunder, except the right to use the DEFENSE Trademarks specifically in accordance with the provisions in this Agreement. LICENSEE agrees that it will not during the term of this Agreement or thereafter challenge (i) DEFENSE’s exclusive intellectual property rights, in and to the DEFENSE Trademarks, (ii) the validity of the DEFENSE Trademarks and any registrations thereof, or (iii) the validity of this Agreement or the licenses or rights granted herein, by way of claims, threats, litigation or otherwise.

          (b) LICENSEE acknowledges that all intellectual property rights in the Data (including trade secret and copyright) belong exclusively to DEFENSE. LICENSEE agrees that no use of the Data nor anything contained in this Agreement shall give or assign to LICENSEE or any other person or entity any right, title or interest in the Data which is not licensed hereunder, except the right to use the Data specifically in accordance with the provisions in this Agreement. LICENSEE agrees that it will not during the term of this Agreement or thereafter challenge DEFENSE’S exclusive intellectual property rights in and to the Data.
          (c) LICENSEE shall, at DEFENSE’s reasonable expense, cooperate fully and in good faith with DEFENSE for the purpose of DEFENSE’s securing and preserving DEFENSE’s rights in and to the DEFENSE Trademarks and the Data. LICENSEE shall cooperate fully with and assist DEFENSE in the prosecution of any copyright, trademark or service mark applications concerning the DEFENSE Trademarks that DEFENSE may desire to file, and for that purpose, LICENSEE shall, upon request, supply to DEFENSE enough samples of the Products or other material as may be required in connection with any such application. LICENSEE shall execute any instrument DEFENSE shall reasonably deem necessary to record or cancel LICENSEE as a registered user of the trademarks of DEFENSE included in the DEFENSE Trademarks, it being understood that LICENSEE’s right to use the DEFENSE Trademarks in any country for which the filing of a registered user application is required, or is requested by DEFENSE, shall commence only upon the filing of such registered user application, and shall continue only so long as this Agreement is in effect. LICENSEE shall execute any instruments requested by DEFENSE to accomplish or confirm the foregoing and hereby irrevocably appoints DEFENSE as its attorney-in-fact to execute such instruments if LICENSEE does not do so.
     8. CONFIDENTIALITY
          The terms and conditions of this Agreement are of a confidential nature and, unless the other party gives its prior written approval therefor, neither party shall make any oral or written disclosure of such information during the term of this Agreement or thereafter, except to each party’s financial and legal advisors, secured creditors and other parties who have undertaken to maintain the confidentiality of such information or except as required by law. This restriction does not apply to information that is or becomes publicly available without fault of a party hereto.
     9. ASSIGNABILITY
          (a) Except as provided in Section 9(b), this Agreement may not be assigned by either party without the prior written consent of the other and any such purported assignment shall be ineffective.
          (b) Either party may assign this Agreement without the other’s consent in connection with any sale or other disposition of all or substantially all of its assets and business.
          (c) Any permitted assignment by either party shall not be effective unless the assignee or successor has explicitly agreed to be bound by and assume the applicable obligations of this Agreement.
     10. RELEASE AND INDEMNIFICATION
          (a) LICENSEE, for itself, its successors and assignees, agrees to and hereby does release DEFENSE from any and all claims and liability for damage to property, property loss or personal injury or death which may be sustained by LICENSEE and which in any way arises from or is connected with performance of this Agreement or the sale of any Products. LICENSEE shall indemnify and hold

DEFENSE harmless from and against any and all foreseen and unforeseen liabilities to third parties, including any claim, damage, loss, expense or other injury (including reasonable attorney’s fees and other fees and costs), in any way arising out of LICENSEE’s activities hereunder, including without limitation any actual or alleged: (i) breach or violation by LICENSEE of this Agreement; (ii) other act of commission or omission outside the scope of LICENSEE’s authority; (iii) defect in the Product of other products permitted hereunder or their packaging, whether latent or patent including failure of said articles or their packaging, distribution, promotion, sale or exploitation to meet any Federal, state or local laws or standards; (iv) claim by any and all employees or subcontractors permitted by LICENSEE to produce or participate in the production of such articles; and (v) improper reproduction or use of the DEFENSE Trademarks or of any copyright, service mark, patent, confidential information and privacy, publicity or other rights. In the case of a legal or other proceeding by a third person against LICENSEE and DEFENSE, notwithstanding LICENSEE’s obligation hereunder, DEFENSE shall have the right, in its discretion, to control all aspects of such proceeding (including choice of attorney and settlement) and LICENSEE shall assist and fully cooperate with DEFENSE in connection with such proceeding provided that LICENSEE, at its own expense, shall have the right of appearance by counsel of its own selection.
          (b) DEFENSE, for itself, its successors and assignees, agrees to indemnify and hold LICENSEE harmless from and against any and all foreseen and unforeseen liabilities to third parties, including any claim, damage, loss, expense or other injury (including reasonable attorney’s fees and other fees and costs), in any way arising out of or connected with a claim that LICENSEE’s use of the DEFENSE Trademarks or the Data infringes on the rights of any other party, provided that this indemnity obligation shall not extend to any claim relating to a use by LICENSEE of any DEFENSE Trademark or the Data in violation of the terms of this Agreement. In the case of such a legal or other proceeding by a third person against LICENSEE and DEFENSE, notwithstanding DEFENSE’s obligation hereunder, LICENSEE shall have the right, in its discretion, to control all aspects of such proceeding (including choice of attorney and settlement) and DEFENSE shall assist and fully cooperate with LICENSEE in connection with such proceeding provided that DEFENSE, at its own expense, shall have the right of appearance by counsel of its own selection.
     11. CLAIMS AND INFRINGEMENT
          (a) LICENSEE shall immediately notify DEFENSE in writing of any infringement or imitation of, or any other event or claim adverse to or in violation of DEFENSE rights or interests in, the DEFENSE Trademarks or the Data that comes to LICENSEE’s attention, including claims of ownership of, or the right to use, the Data or DEFENSE Trademarks or colorable imitations or variations of the DEFENSE Trademarks. Whether or not notified by LICENSEE, DEFENSE shall subject to Section 11(b) have sole discretion to decide whether any communication or legal action is undertaken with respect to such events or claims and to control all aspects of such communication and action (including choice of attorney and settlement). LICENSEE shall not take any steps with respect to such events or claims, including any oral or written communication with the offending or adverse person, without the prior written specific instructions of DEFENSE. LICENSEE shall at DEFENSE’s reasonable expense, assist and fully cooperate with DEFENSE in connection with any such communications and actions, and in connection therewith, LICENSEE will execute and deliver any and all documents and perform any and all acts related thereto.
          (b) If DEFENSE, having received the notice from LICENSEE described in Section 11(a), declines or fails in a reasonably timely manner to take any action with respect to such infringement and fails upon the request of LICENSEE to provide an explanation of such failure or refusal that is reasonably acceptable to LICENSEE, then LICENSEE shall have the right to the extent permitted by law to take such action at its expense. In such event, LICENSEE shall control all aspects of such action, DEFENSE shall provide reasonable cooperation to LICENSEE at DEFENSE’s expense.
     12. INSURANCE
          LICENSEE shall maintain in full force and effect at its own expense for as long as it uses the DEFENSE Trademarks general liability insurance including advertising, blanket contractual, product liability and completed operations liability coverage from a responsible insurance company having a Best’s Rating of no less than “A” providing adequate protection at least in the amount of $5,000,000, or such other amount as to which the parties shall agree, single aggregate for products liability and contractual liability, personal bodily injury and property damage arising out of alleged defects with respect to the Product and other products permitted hereunder. This insurance shall name DEFENSE and its affiliates as additional insureds (to the extent permitted by the insurers), be primary and non-contributory with respect to any insurance carried by DEFENSE; will contain a statement that such insurance is primary and that any insurance carried by DEFENSE is neither primary nor contributory and also will contain a provision negating the “other insurance clause” therein. As proof of such insurance, a certificate of insurance naming DEFENSE and its affiliates as insured parties will be submitted to DEFENSE by LICENSEE before any of the Product and other products permitted hereunder are distributed or sold. DEFENSE shall be entitled to a certificate of insurance evidencing coverage, which shall be furnished to DEFENSE by LICENSEE. The term “DEFENSE” shall also include the affiliates, agents, employees, assignees, any sponsor, any advertising agency, and their respective officers, directors, agents and employees.
     13. NATURE OF RELATIONSHIP
          In the performance of this Agreement LICENSEE is acting solely as an independent contractor, and nothing in this Agreement shall be construed or applied to create a relationship of partners, agency, joint venturers or of employer and employee between LICENSEE and DEFENSE.
     14. CESSATION OF BUSINESS
          This Agreement shall terminate forthwith in the event that LICENSEE ceases to carry on its business, or ceases to sell Products, or ceases to use the DEFENSE Trademarks.
     15. TERMINATION FOR CAUSE
          (a) In the event of any material breach of this Agreement by LICENSEE, DEFENSE shall have the right to terminate this Agreement unless LICENSEE cures such breach within ninety (90) days of notice thereof.
          (b) The provisions of Sections 7(a), 8, 10, 16 and 17 shall survive the termination of this Agreement.
     16. OBLIGATIONS ON EXPIRATION OR TERMINATION
          (a) Immediately upon the expiration or termination of this Agreement, all the rights granted to LICENSEE hereunder shall cease and revert to DEFENSE, which shall be free to license others to use any or all of the rights granted herein effective on and after such date of expiration or termination. Subject to the provisions of Section 17, upon and after such expiration or termination of this Agreement for whatever reasons, LICENSEE will immediately cease the further use of the DEFENSE Trademarks and the Data, or any further reference to the DEFENSE Trademarks direct or indirect, as well as any trade name, trademarks, characters, symbols, designs, likenesses or visual representations as might be likely to cause confusion or deceive purchasers or prospective purchasers or dilute the DEFENSE Trademarks.
          (b) Upon expiration or termination of this Agreement for any reason whatsoever, LICENSEE shall return to DEFENSE all artwork depicting the DEFENSE Trademarks, including but not limited to, all reproductions and all artwork specially produced for LICENSEE by DEFENSE or others, whether or not paid for by LICENSEE.
          (c) LICENSEE agrees that the DEFENSE Trademarks and the Data are distinctive and possesses special unique and extraordinary characteristics which would make difficult the assessment of the monetary damage which DEFENSE would sustain by unauthorized use. Upon expiration or termination, should LICENSEE fail to cease use of the DEFENSE Trademarks or the Data or any element or portion thereof, such failure will result in immediate and irreparable injury to DEFENSE, and, in addition to any provable damages and the right to the costs and expenses of any litigation, DEFENSE shall be entitled to equitable relief by way of temporary and permanent restraining orders and injunctions and such other further relief as any court with jurisdiction may deem just and proper without necessity of posting a bond.
     17. DISPOSAL OF INVENTORY
          Within twelve (12) months of the expiration or termination of this Agreement, LICENSEE shall delete all DEFENSE Trademarks from all Product inventory, or to the extent that such deletion is impractical, shall destroy all inventory of Product, that was on hand or in process at the time of expiration or termination, and shall destroy all advertising, promotional and display materials using, and all molds, plates, engravings, and/or mechanicals used to affix, the DEFENSE Trademarks, and all copies of the Data in any format or medium. LICENSEE shall promptly furnish DEFENSE with a certificate of destruction executed by LICENSEE to certify the destruction of same.
     18. NOTICES
          Notices and other communications required hereunder, except as provided below, shall be in writing and shall be deemed to have been properly given if delivered personally with receipt acknowledged or if mailed by certified mail, return receipt requested, or if transmitted by telex, telecopy, electronic mail or other like method with confirmation of receipt, to the addresses set forth in the first paragraph of this Agreement. Either party may change the address for notices by giving appropriate notice under this Section. If notice is given to DEFENSE, such notice shall be made to the attention of Colt Defense LLC, 547 New Park Avenue, West Hartford, Connecticut 06110, Attention: Carlton S. Chen, Esq., Phone: (860) 244-1315, Fax: (860)244-1475, E-Mail: cchen@colt.com. If notice is given to LICENSEE, such notice shall be made to the attention of Colt’s Manufacturing Company LLC, 545 New Park Avenue, West Hartford, Connecticut 06110, Attention: Carlton S. Chen, Esq., Phone: (860) 244-1315, Fax: (860) 244-1475, E-Mail: cchen@colt.com. Notice shall be deemed given at the time of personal delivery, delivery to a common carrier, deposit in the mail or at time of giving by electronic means.
     19. ENTIRE AGREEMENT
          This Agreement and the Match Target Agreement contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

     20. GOVERNING LAW
          This Agreement, the rights and obligations of the parties and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Connecticut.
     21. BINDING EFFECT
          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
     22. SEVERABILITY
          If any provision herein is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement, and the remainder of this Agreement shall not be affected or impaired thereby.
     23. AMENDMENT
          This Agreement may be amended or modified only by written agreement referencing this Agreement and executed by the parties hereto.

          IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the date and year first above written.

COLT’S MANUFACTURING COMPANY, INC.
By:	/s/ William M. Keys
	Name:	William M. Keys
	Title:	President

COLT DEFENSE LLC
By:	/s/ William M. Keys
	Name:	William M. Keys
	Title:	President

EXHIBIT A
Products
MT6601 Matched Target 20” B
MT6400C MTM4
MT6601C Matched Target HB
MT6700 Matched Target
MT6700C Matched Target Comp HB
MT6731 Matched Target
CR6724 Colt Accurized
And all parts and accessories related to the foregoing

EXHIBIT B
DEFENSE Trademarks
Match Target
HBAR
M4

EXHIBIT C
Data
All the existing drawings, specifications, lists, instruction sheets, designs, computer software, patents and methods and whether reduced to tangible form and including the whole body of knowledge that is required for the successful manufacture, testing, delivery, use, maintenance and support of the Products.